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                                                                     EXHIBIT 3.2

                                     FORM OF

                              AMENDED AND RESTATED
                                   REGULATIONS
                                       OF
                             OGLEBAY NORTON COMPANY
                          (Effective as of ____, 2004)

                                     OFFICES

1. The principal office of the Corporation in the State of Ohio is located in the City of Cleveland, Cuyahoga County or such other place as may be specified in the Corporation's articles of incorporation as amended from time to time. The Corporation may also have such other offices at such other places, either within or without the State of Ohio, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                      SEAL

2. The Corporation may adopt a corporate seal, but failure to affix the corporate seal shall not affect the validity of any instrument. The corporate seal, if any, shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

                             SHAREHOLDERS' MEETINGS

3. All meetings of the shareholders may be held at such place, if any, within or without the State of Ohio as shall be designated in the call for such meeting.

4. The annual meeting of the shareholders shall be held at such date, time and place as shall be designated from time to time by the Board of Directors in the call for such meeting, and at such meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

5. The holders of a majority of the outstanding shares of the Corporation present in person or represented by proxy shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Regulations; provided, however, that no action required by law, by the Articles of Incorporation, or by these Regulations to be authorized or taken by a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion; and provided, further, that, if a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the voting shares present or represented thereat shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present or represented. At such adjourned meeting, at which the requisite number of shares shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

6. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy in accordance with Ohio law. In all elections of Directors, each shareholder shall be entitled to vote cumulatively, subject to the notice requirements of the Ohio General Corporation Law, and to give one candidate as many votes as the number of Directors to be elected multiplied by the number of his or her votes, or to distribute his or her votes on the same principle among two or more candidates, as he or she sees fit. On the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All elections shall be had and all questions decided by a plurality vote, except as otherwise required by law, the Articles of Incorporation or by these Regulations.

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7. Written notice of the annual meeting, stating the time, place and object thereof, shall be sent to each shareholder entitled to vote thereat not less than ten or more than sixty days prior to the meeting.

8. Upon request of any shareholder at any meeting of shareholders, a complete list, or classified lists, of the shareholders of record, arranged in alphabetical order and showing the address of each and the number of shares registered in the name of each, shall be produced at the meeting and open to the examination of any shareholder who may be present at the meeting.

9. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board, by the President, by the entire Board of Directors at a meeting, or a majority of the entire Board of Directors pursuant to a formal resolution, or by persons who hold at least thirty percent of all shares outstanding and entitled to vote at the meeting. The Board of Directors may fix the place, if any, of any special meeting.

10. Business transacted at all special meetings shall be confined the objects stated in the notice.

11. Written notice of any special meeting of the shareholders stating the time, place and object thereof, shall be mailed, postage prepaid, not less than ten or more than sixty days before such meeting, to each shareholder entitled to vote thereat, at such address as appears on the books of the Corporation.

                                    DIRECTORS

12. Except as otherwise provided by the Articles of Incorporation, the property and business of this Corporation shall be managed by its Board of Directors, consisting of such number of members, not less, however, than three, as the shareholders may determine at any annual or special meeting called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of a majority of the shares which are represented at the meeting and entitled to vote on such proposal, or as the Directors may determine from time to time. Except as otherwise provided by the Articles of Incorporation, whenever the number of Directors shall have been so determined, such number shall be deemed the authorized number of Directors until the same shall be changed by vote of the shareholders as aforesaid or by the Directors. Directors need not be shareholders. They shall be elected at the annual meeting of the shareholders, and each Director shall be elected to serve until his successor shall be elected and shall qualify.

13. In addition to the powers and authorities by these Regulations expressly conferred upon them, the Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation, or by these Regulations directed or required to be exercised or done by the shareholders.

                                    VACANCIES

14. Except as otherwise provided by the Articles of Incorporation, if the office of any Director or Directors becomes vacant by reason of death, resignation, retirement, disqualification or otherwise, or if the number of Directors is increased in accordance with these Regulations and the Articles of Incorporation, the remaining Directors, though less than a quorum, may choose a successor or successors who shall hold office until the next annual meeting of shareholders.

                              MEETINGS OF THE BOARD

15. Regular or special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on one day's notice to each Director, either personally or by mail, telegram, cablegram, overnight delivery service, or any other means of communication authorized by the director receiving the notice. Special

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meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

16. At all meetings of the Board of Directors, a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation, or by these Regulations.

                            ACTION WITHOUT A MEETING

17. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

                                   COMMITTEES

18. The Board of Directors may by resolution appoint an Executive Committee consisting of not less than three Directors of the Corporation, as the Board of Directors shall determine, together with such alternates as the Board of Directors may deem advisable. The Executive Committee shall meet as called by either the Chairman of that Committee or the Secretary of the Company, at such place or places as they may from time to time determine. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, other than the filling of vacancies among the Directors or in any committee of the Directors, when the Board is not in session, subject to any specific resolutions of the Board of Directors. Unless otherwise ordered by the Board of Directors, the Executive Committee may prescribe its own rules for calling and holding meetings and for its own procedures and may act at a meeting by a majority of its members or without a meeting by written consent of all of its members. The Executive Committee shall cause the Secretary to keep full and complete records of all meetings and actions, which shall be open to inspection. by any Director. Each member of the Executive Committee and each alternate shall hold office during the pleasure of the Board of Directors.

19. The Board of Directors may by resolution appoint one or more additional committees, each committee to consist of one or more Directors and to have such authority and to perform such duties as may from time to time be determined by the Board of Directors.

                 COMPENSATION OF DIRECTORS AND COMMITTEE MEMBERS

20. The Directors, by the affirmative vote of a majority of those in office, shall have the authority to establish reasonable compensation for services to the Corporation by Directors and committee members.

                                    OFFICERS

21. The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, any one or more of whom may be designated Executive Vice Presidents and any one or more of whom may be designated Senior Vice Presidents, a Treasurer and a Secretary. The Board of Directors may elect such other officers as in its discretion it deems necessary. The Chairman of the Board and any Vice Chairman of the Board, shall be Directors, but no other one of the officers need be a Director. Any two, but not more than two, of such offices may be held by the same person. Officers elected by the Board of Directors shall hold office until their successors are chosen and qualified in their stead. Any officer elected by the Board of Directors shall hold office during the pleasure of the Board of Directors. If the office of any officer or officers becomes vacant, the vacancy may be filled by the Board of Directors.

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                              CHAIRMAN OF THE BOARD

22. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                                    PRESIDENT

23. The President, or such other person as designated by the Board of Directors, shall preside at all meetings of the shareholders. Subject to directions of the Board of Directors, he shall have general executive authority and responsibility with respect to the business and affairs of the Corporation, and shall have such other authority and perform such other duties as may be determined by the Board of Directors.

                                    SECRETARY

24. The Secretary, or another person designated by the Board of Directors, shall record all of the proceedings of the meetings of the shareholders, the Board of Directors, and the Executive Committee. He shall keep such other books as may be required by the Board of Directors, shall give notices of meetings of the shareholders, the Board of Directors, and the Executive Committee required by law, by these Regulations, or otherwise, shall attest, on behalf of the Corporation, all documents requiring the attestation of the Secretary, and shall have such authority and perform such other duties as may be determined by the Board of Directors.

                                    TREASURER

25. The Treasurer shall receive and have in charge all money, bills, notes, bonds, shares in other Corporations, and similar property belonging to the Corporation, and shall hold and dispose of the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the Directors and shall have such authority and perform such other duties as may be determined by the Board of Directors.

                                 OTHER OFFICERS

26. The Vice Presidents, Assistant Secretaries, and the Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

                          AUTHORITY TO VOTE SECURITIES

27. The Chairman of the Board, the President, and any other officers designated by the Board of Directors are each authorized to vote, appoint proxies, and execute consents, waivers, and releases with respect to securities of other Corporations owned by the Corporation.

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                       DELEGATION OF AUTHORITY AND DUTIES

28. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned in these Regulations.

                               STOCK CERTIFICATES

29. Every holder of shares in the Corporation shall be entitled to one or more certificates, signed by the Chairman of the Board, the President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be facsimile, engraved, stamped, or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to such a certificate ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

                               TRANSFERS OF SHARES

30. Shares of the Corporation shall be transferable upon the books of the Corporation by the holders thereof, in person, or by a duly authorized attorney, and new certificates shall be issued upon surrender and cancellation of certificates for a like number of shares, with duly executed assignment or power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment or power of transfer as the Corporation or its agents may reasonably require.

                     LOST, STOLEN OR DESTROYED CERTIFICATES

31. The Corporation may issue a new stock certificate in the place of any certificate alleged to have been lost, stolen or destroyed. The Board of Directors may require the owner, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Directors, it is proper to do so.

                          TRANSFER AGENT AND REGISTRAR

32. The Board of Directors may, from time to time, appoint, or revoke the appointment of, transfer agents and registrars and may require all stock certificates to bear the signatures of such transfer agents and registrars or any of them.

                                  RECORD DATES

33. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, or to give such consent, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise

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such rights, or to give such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid. In the event that no record date shall be fixed for the determination of shareholders entitled to vote at a meeting of shareholders, the record date shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

                             REGISTERED SHAREHOLDERS

34. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Ohio.

                               INSPECTION OF BOOKS

35. The Directors shall determine, from time to time, whether and if allowed, when and under what conditions and regulations, the accounts and books of the Corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the shareholders, and the shareholders' rights in this respect are and shall be restricted and limited accordingly.

                                    DIVIDENDS

36. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares. Before payment of any dividend, there may be set aside, out of any funds of the Corporation available for dividends, such sum or sums as the Directors, from time to time, in their absolute discretion, think proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation; and the Directors may abolish any such reserve in the manner in which it was created.

                           DIRECTORS' ANNUAL STATEMENT

37. The Board of Directors shall present at each annual meeting, and when called for by vote of the shareholders, at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                     NOTICES

38. Expect as provided in Section 39 and 40, whenever, under the provisions of these Regulations, notice is required to be given to any Director, officer or shareholder, it shall not be construed to mean personal notice, but such notice as may be given by such other means as may be permitted by these Regulations. Any shareholder, Director or officer may waive any notice required to be given by law, by the Articles of Incorporation or by these Regulations and shall be deemed to have waived notice of any meeting which he shall attend without protesting, prior to or at the commencement of such meeting, the lack, of proper notice thereof.

39. At any annual or special meeting of shareholders, proposals by shareholders shall be considered only if the shareholder intending to make the proposal is entitled to vote on the proposal at the meeting, advance notice of the intention to make the proposal is timely given in accordance with this Section 39 and the proposals are otherwise proper for consideration under applicable law and the Articles of Incorporation. Notice of any such shareholder

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proposal must be given in writing to the Secretary, and received at the
Corporation's principal executive offices, not less than sixty nor more than ninety days prior to the scheduled date of the meeting, as disclosed by the Corporation to its shareholders or in other public notice (including, in the case of an annual meeting, disclosure of the anticipated date of the annual meeting in the proxy statement for the previous year); except that, if notice to the shareholders or prior public disclosure of the scheduled date of the meeting is first given or made less than seventy-five days prior to the date of the meeting, the written notice of the intention to make the shareholder proposal must be given to the Secretary not later than the close of business on the fifteenth day following the day on which such notice to the shareholders or public disclosure (whichever occurs earlier) is first given or made. Notice of the anticipated date of the annual meeting included the Corporation's proxy statement for the prior year will, for this purpose, be adequate notice of the date of the meeting unless the date is subsequently advanced by more than thirty days or delayed by more than ninety days. Any notice of the intention to make a shareholder proposal shall be accompanied by the text of the proposal and a brief written statement of the reasons why the shareholder favors the proposal and shall set forth (i) the shareholder's name and record address, (ii) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal, (iii) a description of all arrangements or understandings between the shareholder and any other person (naming that person) pursuant to which the proposal is to be made, and (iv) the number and class of all shares of the Corporation beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) by the shareholder and any material interest of the shareholder in the proposal (other than any interest solely as a shareholder). The person presiding at the meeting shall determine whether the notice of the shareholder proposal has been duly given and shall direct that the proposal not be considered if the notice (together with all information required to be submitted by the shareholder under this Section 39) has not been given.

40. Subject to the rights of the holders of any class or series of preferred shares of the Corporation, a shareholder may make nominations for the election of Directors at an annual or special meeting of shareholders only if the shareholder intending to make the nominations is entitled to vote for the election of Directors at the meeting and written notice of the intention to make the nominations is timely given as provided in this Section 40. Notice of any such shareholder nominations must be given in writing to the Secretary, and received at the Corporation's principal executive offices, not less than sixty nor more than ninety days prior to the scheduled date of the meeting, as disclosed by the Corporation to its shareholders or in other public notice (including, in the case of an annual meeting, disclosure in the proxy statement for the previous year); except that, if notice to the shareholders or prior public disclosure of the scheduled date of the meeting is first given or made less than seventy-five days prior to the date of the meeting, the written notice of the intention to make the nominations must be given to the Secretary not later than the close of business on the fifteenth day following the day on which such notice to the shareholders or public disclosure (whichever occurs earlier) is first given or made. Any notice of a shareholder's intention to make such nominations shall set forth: (i) as to each person who is not an incumbent Director when the shareholder proposes to nominate that person for election as a Director, (A) the name, age, and business and residence address of that person,
(B) the principal occupation and employment of that person during the past five years and the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, (C) all positions of that person as a Director, officer, partner, employee or controlling shareholder of any Corporation or other organization, (D) the class and number of shares of the Corporation that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) by that person, (E) any other information regarding the person that would be required, pursuant to Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), to be included in a proxy statement of the Corporation complying with the proxy rules of the Securities and Exchange Commission if that person were nominated by the Board of Directors of the Corporation, and (F) the written consent of that person to serve as a Director of the Corporation, and (ii) as to the shareholder giving the notice, (A) the name and record address of the shareholder, (B) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming that

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person) pursuant to which the nomination is to be made, and (D) the class and number of shares of the Corporation that are beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 or the corresponding provisions of any regulations subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) by the shareholder.

                                   AMENDMENTS

41. Unless and until chapter 1701 of the Ohio Revised Code, or any successor provision, permits amendment of regulations of general corporations to be adopted by action by the Directors rather than solely by action of the shareholders, these Regulations may be amended, or new Regulations may be adopted, at a meeting by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise all of the voting power of the Corporation on the proposal. No amendment of these Regulations with respect to the time or place for the election of Directors shall be made within sixty days next before the day on which such election is to be held. In case of any amendment of these Regulations with respect to such time or place, notice thereof shall be given to each shareholder, in the manner provided in Section 38 of these Regulations, at least twenty days before the first election following such amendment is held. Any amendment of Section 14, Section 39, or Section 40 of these Regulations adopted by shareholders at an annual or special meeting shall only be effective for subsequent meetings and shall not eliminate or modify the requirement for advance notice of shareholder proposals or shareholder nominations for the election of Directors, as the case may be, made at the meeting at which the amendment is adopted.

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